Exhibit 10.2

EXECUTION VERSION

YAYI INTERNATIONAL INC.

VOTING AGREEMENT

Dated as of June 18, 2009

TABLE OF CONTENTS

Page

1	Agreement to Vote		1
2	Board Size		2
3	Election of Directors		2
4	Removal; Filling of Vacancies		2
5	No Liability for Election of Recommended Directors		3
6	Grant of Proxy		3
7	Specific Enforcement		3
8	Covenants of the Company		3
9	Termination		3
10	Manner of Voting		3
11	Miscellaneous		4
	11.1	Amendments and Waivers	4
	11.2	Successors and Assigns	4
	11.3	Stock Splits, Stock Dividends, etc	4
	11.4	Governing Law	4
	11.5	Dispute Resolution	4
	11.6	Notices	6
	11.7	Further Assurances	6
	11.8	Charter Documents	7
	11.9	Entire Agreement	7
	11.10	Severability	7
	11.11	Remedies Cumulative	7
	11.12	No Presumption	7
	11.13	No Waiver	7
	11.14	Counterparts	8
	11.15	Headings	8

i

YAYI INTERNATIONAL INC.,

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made as of June 18, 2009, by and among:

(i)

Yayi International Inc., a Delaware company (the “Company”);

(ii)

Global Rock Stone Industrial Ltd, a British Virgin Islands company (“Global Rock”);

(iii)

the individuals as set forth in Schedule I attached hereto (collectively, the “Founders”); and

(iv)

SAIF Partners III L.P., a Cayman Islands exempted limited partnership (the “Investor”).

The Company, Global Rock, the Founders and the Investor are herein referred to individually as a “Party” and collectively as the “Parties.”

Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, pursuant to a Series A Preferred Stock Purchase Agreement dated as of the date hereof (the “Purchase Agreement”) by and among the Company, the Investor, and certain other parties thereto, the Investor will acquire certain number of shares of Series A Preferred Stock of the Company (the “Series A Preferred Stock”);

WHEREAS, through Global Rock, the Founders currently beneficially own shares of common stock of the Company (the “Common Stock”);

WHEREAS, the Purchase Agreement provides that the execution and delivery of this Agreement by the Parties hereto is a condition precedent to the consummation of the Closing contemplated thereunder;

WHEREAS, the Parties seek to enter into this Agreement to set out the terms governing the rights and obligations of the Parties subsequent to the consummation of the Closing contemplated under the Purchase Agreement; and

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

AGREEMENT

1

Agreement to Vote.  The Founders and Global Rock, as beneficial owners or direct holder of Common Stock of the Company, jointly and severally, agree on behalf of themselves and any transferee or assignee of any such shares of Common Stock, to hold all of such shares of Common Stock and any other voting securities of the Company acquired by Global Rock and such Founders in the future (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution for such securities) (hereinafter collectively referred to as the “Founder Shares”) subject to, and to vote the Founder Shares at  regular or special meetings of stockholders and to give written consent with respect to such Founder Shares in accordance with, the provisions of this Agreement. The Investor, as a holder of Series A Preferred Stock of the Company, hereby agrees on behalf of itself and any transferee or assignee of any such shares of the Series A Preferred Stock and/or Common Stock issued upon conversion thereof to hold all of the shares of Series A Preferred Stock registered in its name (and any securities of the Company issued with respect to, upon conversion of, or in exchange or substitution of the Series A Preferred Stock, and any other voting securities of the Company subsequently acquired by such Investor) (hereinafter collectively referred to as the “Investor Shares”) subject to, and to vote the Investor Shares at regular or special meetings of stockholders and to give written consent with respect to such Investor Shares in accordance with, the provisions of this Agreement.

2

Board Size.  The holders of Investor Shares and the holders of the Founder Shares shall vote at regular or special meetings of stockholders, and to give written consent with respect to, such Investor Shares and Founder Shares that they own (or as to which they have voting power) to ensure that the size of the Board of Directors of the Company (the “Board”) shall be set and remain at five (5) directors, which size can only be changed with first obtaining the approval of the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock voting separately as a single class.

3

Election of Directors.  On all matters relating to the election of one or more directors of the Company, the holders of Investor Shares and the holders of the Founder Shares shall vote at regular or special meetings of stockholders and give written consent with respect to, such number of shares of Investor Shares and Founder Shares then owned by them (or as to which they then have voting power) as may be necessary to elect two (2) representative designated by the holders of a majority of the outstanding shares of Series A Preferred Stock.

4

Removal; Filling of Vacancies.  On all matters relating to the removal of one or more directors of the Company, the holders of Investor Shares and the holders of the Founder Shares shall vote at regular or special meetings of stockholders and give written consent with respect to, such number of shares of Investor Shares and Founder Shares then owned by them (or as to which they then have voting power) as may be necessary to remove from the Board any director selected for removal by the stockholders entitled to designate such director pursuant to Section 3.  Any vacancy created by such removal shall be filled pursuant to Section 3.  No director elected pursuant to Section 3 may be removed without the vote or written consent of the stockholders entitled to designate such director pursuant to Section 3.  In the event of the resignation, death or disqualification of a director, the stockholders entitled to designate such director shall promptly nominate a new director in accordance with Section 3, and the holders of Investor Shares and the holders of the Founder Shares shall promptly vote his, her or its shares of capital stock of the Company to elect such nominee to the Board.  In the event that any director is elected to the Board as the result of the filling of a vacancy by members of the Board, then at any time thereafter, upon the written request of stockholders entitled to designate such director pursuant to Section 3, and without limiting the generality of Section 8, the Company shall use best efforts to cause, as promptly as is possible and in compliance with the Company’s certificate of incorporation (including any certificate of designation thereof) and Bylaws, either a meeting of stockholders to be held or a written consent of stockholders to be circulated, in each case submitting to the vote or written consent of stockholders, respectively, the proposed removal of such director and/or election of a substitute director in lieu thereof in accordance with this Agreement.

5

No Liability for Election of Recommended Directors.  Neither the holders of Investor Shares, nor the holders of the Founder Shares, nor any officer, director, stockholder or shareholder, partner, employee or agent of such party, makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

6

Grant of Proxy.  Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

7

Specific Enforcement.  Each Party hereto agrees that its obligations hereunder are necessary and reasonable in order to protect the other Parties to this Agreement, and each Party expressly agrees and understands that monetary damages would inadequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable, and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages.  Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

8

Covenants of the Company.  The Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the Parties hereto enjoy the benefits thereof.  Such actions include, without limitation, the use of the Company’s best efforts to cause the nomination and election of the directors as provided above, by causing a meeting of stockholders to be held or by causing a written consent of stockholders to be circulated.  The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Agreement and in the taking of all such actions as may be necessary, appropriate or reasonably requested by the holders of a majority of the outstanding voting securities held by the Parties hereto assuming conversion of all outstanding securities in order to protect the rights of the Parties hereunder against impairment.

9

Termination.  This Agreement shall terminate upon an agreement in writing by the Company, the holders of a majority of the outstanding Series A Preferred Stock or Common Stock issued upon conversion thereof, and the holders of a majority of the outstanding Founder Shares.

10

Manner of Voting.  The voting of shares pursuant to this Agreement may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

11

Miscellaneous

11.1

Amendments and Waivers.  Any term hereof may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company, the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, and the holders of a majority of the then outstanding shares of Founder Shares.  Any amendment or waiver so effected shall be binding upon the Company, the Founders, the Investor and all of their respective successors and assigns whether or not such party, successor or assignee entered into or approved such amendment or waiver.

11.2

Successors and Assigns.  The provisions of this Agreement shall be binding upon the successors in interest, heirs and assigns to any of the Founder Shares or Investor Shares.  The Company shall not permit the transfer of any of the Founder Shares on its books or issue a new certificate representing any of the Founder Shares unless and until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Founder.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.3

Stock Splits, Stock Dividends, etc.  In the event of any issuance of shares of the Company’s voting securities hereafter to any of the Parties hereto (including, without limitation, in connection with any stock split, stock dividend, recapitalization, capital reorganization, or the like), such shares shall become subject to this Agreement.

11.4

Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, the United States of America, without regard to conflicts of laws principles thereunder.

11.5

Dispute Resolution

(a)

Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the Dispute with notice (the “Arbitration Notice”) to the other.

(b)

The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules.  There shall be three (3) arbitrators.  The HKIAC Council shall select the presiding arbitrator, who shall be qualified to practice law in New York.

(c)

The arbitral proceedings shall be conducted in English.  To the extent that the HKIAC Rules are in conflict with the provisions of this Section 11.5, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 11.5 shall prevail.

(d)

Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(e)

The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(f)

The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive law of the State of New York, the United States of America and shall not apply any other substantive law.

(g)

Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(h)

During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

(i)

The Parties to this Agreement agree to the consolidation of arbitrations under the Transaction Documents in accordance with the following:

(i)

In the event of two or more arbitrations having been commenced under any of the Transaction Documents, the tribunal in the arbitration first filed (the “Principal Tribunal”) may in its sole discretion, upon the application of any party to the arbitrations, order that the proceedings be consolidated before the Principal Tribunal if (A) there are issues of fact and/or law common to the arbitrations, (B) the interests of justice and efficiency would be served by such a consolidation, and (C) no prejudice would be caused to any party in any material respect as a result of such consolidation, whether through undue delay or otherwise.  Such application shall be made as soon as practicable and the party making such application shall give notice to the other parties to the arbitrations.

(ii)

The Principal Tribunal shall be empowered to (but shall not be obliged to) order at its discretion, after inviting written (and where desired oral) representations from the parties that all or any of such arbitrations shall be consolidated or heard together and/or that the arbitrations be heard immediately after another and shall establish a procedure accordingly.  All Parties shall take such steps as are necessary to give effect and force to any orders of the Principal Tribunal.

(iii)

If the Principal Tribunal makes an order for consolidation, it: (A) shall thereafter, to the exclusion of other arbitral tribunals, have jurisdiction to resolve all disputes forming part of the consolidation order; (B) shall order that notice of the consolidation order and its effect be given immediately to any arbitrators already appointed in relation to the disputes that were consolidated under the consolidation order; and (C) may also give such directions as it considers appropriate (a) to give effect to the consolidation and make provision for any costs which may result from it (including costs in any arbitration rendered functus officio under this Section 11.5); and (b) to ensure the proper organization of the arbitration proceedings and that all the issues between the parties are properly formulated and resolved.

(iv)

Upon the making of the consolidation order, any appointment of arbitrators relating to arbitrations that have been consolidated by the Principal Tribunal (except for the appointment of the arbitrators of the Principal Tribunal itself) shall for all purposes cease to have effect and such arbitrators are deemed to be functus officio, on and from the date of the consolidation order.  Such cessation is without prejudice to (A) the validity of any acts done or orders made by such arbitrators before termination, (B) such arbitrators’ entitlement to be paid their proper fees and disbursements and (C) the date when any claim or defense was raised for the purpose of applying any limitation period or any like rule or provision.

(v)

The Parties hereby waive any objections they may have as to the validity and/or enforcement of any arbitral awards made by the Principal Tribunal following the consolidation of disputes or arbitral proceedings in accordance with this Section 11.5 where such objections are based solely on the fact that consolidation of the same has occurred.

11.6

Notices.  Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day courier service of international standing, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Agreement (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section 11.6).  Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the earlier of (i) receipt (or when delivery is refused) and (ii) expiration of two (2) Business Days after the letter containing the same is sent as aforesaid.  Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

11.7

Further Assurances.  Each Party hereto shall do and perform, or cause to be done and performed, all such further acts and things and shall execute and deliver all such other agreements, certificates, written assurances, instruments and documents as any other Party may reasonably request to give effect to the terms and intent of this Agreement.  No Party will, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by it, and each Party will at all times in good faith assist and take action as appropriate in the carrying out of all of the provisions of this Agreement.

11.8

Charter Documents.  In the event of any conflict or inconsistency between any of the terms of this Agreement and any of the terms of the charter documents of the Company, the terms of this Agreement shall prevail, and accordingly, the Parties hereto shall exercise all voting and other rights and powers to procure any required alteration to such charter documents to resolve such conflict or inconsistency.  Each Party hereto agrees that it shall not enter into any other agreements or arrangements of any kind with respect to the voting of any securities of the Company or deposit any securities in other voting trust or similar arrangement.

11.9

Entire Agreement.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior written or oral understandings or agreements with respect to the subject matter hereof.

11.10

Severability.  If any provision of this Agreement is prohibited by applicable law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

11.11

Remedies Cumulative.  Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement.  The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

11.12

No Presumption.  The Parties agree that this Agreement was jointly drafted by them, that each has been represented by counsel in connection with this Agreement, and that any applicable law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived.  If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel, and no Party will claim or assert otherwise.

11.13

No Waiver.  Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

11.14

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

11.15

Headings.  The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[The remainder of this page has been left intentionally blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY:

Yayi International Inc.,
a Delaware company

By:

/s/ Li LIU

Name:

Li LIU

Title:

Chief Executive Officer and President

Address:

c/o Tianjin Yayi Industrial Co., Ltd.,
No. 9 Xingguang Road,
Northern Industrial Park of
Zhongbei Town, Xiqing District,
Tianjin 300384, China

Fax:

+86 (22) 2798-4358

Tel:

+86 (22) 2798-4033

Attention:

Ms. Li LIU, Chief Executive Officer and President

SIGNATURE PAGE TO VOTING AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

GLOBAL ROCK:

Global Rock Stone Industrial Ltd,

a British Virgin Islands company

By:

/s/ Fung SHEK

Name:

Fung SHEK

Title:

Director

Address:

c/o Tianjin Yayi Industrial Co., Ltd.,
No. 9 Xingguang Road,
Northern Industrial Park of
Zhongbei Town, Xiqing District,
Tianjin 300384, China

Fax:

+86 (22) 2798-4358

Tel:

+86 (22) 2798-4033

Attention:

Mr. Fung SHEK

SIGNATURE PAGE TO VOTING AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

FOUNDERS:

By:

/s/ Li LIU

Name:

Li LIU (刘丽)

Address:

c/o Tianjin Yayi Industrial Co., Ltd.,
No. 9 Xingguang Road,
Northern Industrial Park of
Zhongbei Town, Xiqing District,
Tianjin 300384, China

Fax:

+86 (22) 2798-4358

Tel:

+86 (22) 2798-4033

By:

/s/ Fung SHEK

Name:

Fung SHEK (石峰)

Address:

c/o Tianjin Yayi Industrial Co., Ltd.,
No. 9 Xingguang Road,
Northern Industrial Park of
Zhongbei Town, Xiqing District,
Tianjin 300384, China

Fax:

+86 (22) 2798-4358

Tel:

+86 (22) 2798-4033

SIGNATURE PAGE TO VOTING AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

INVESTOR:

SAIF Partners III L.P.,

a Cayman Islands exempted limited partnership

By:

/s/ Andrew Y. Yan

Name:

Andrew. Y. Yan

Title:

Authorized Signatory

For and on behalf of

SAIF Partners III L.P.

Acting by its general partner

SAIF III GP L.P.

In turn acting by its general partner

SAIF III GP Capital Ltd

Address:

SAIF Partners III L.P.
c/o Maples Corporate Services Limited
PO Box 309, Ugland House
Grand Cayman, KY1-1104
Cayman Islands

Fax:

+852 2234-9116

Tel:

+86 (10) 6563-0357

With a copy to:

SAIF Advisors Ltd.

Suites 2115-2118, Two Pacific Place

88 Queensway, Hong Kong

Attention:

Andrew. Y. Yan/Jason So

Fax:

+852 2234-9116

Tel:

+852 2918-2214

SIGNATURE PAGE TO VOTING AGREEMENT

SCHEDULE I

SCHEDULE OF FOUNDERS

Founder Name	I.D./Passport Numbers
Li LIU (刘丽)	120104195905017327 (PRC ID Card Number)
Fung SHEK (石峰)	E750805(4) (Hong Kong ID Card Number)

*        *